EXHIBIT 1.1


                                February 5, 2003

Public Securities, Inc.
300 North Argonne Road
Suite 202
Spokane, Washington  99212

Gentlemen:

 CapSource Financial, Inc., a Colorado corporation (the "Company"), with principal offices located at 2305 Canyon Boulevard, Suite 103, Boulder, Colorado, has an authorized capitalization of 100,000,000 shares of Common Stock, $.01 par value. The Company proposes to issue and sell through Public Securities, Inc., (the "Underwriter") a minimum of 300,000 Shares and a maximum of 3,000,000 Shares at the offering price of $1.75 per share. The Shares are being offered on a "best efforts, minimum or maximum" basis

The Company wishes to confirm as follows its agreements with you.

1.       Certain Definitions

         The following shall constitute the definitions of certain terms used in this Agreement:

         (a) "Underwriter" shall refer to Public Securities, Inc. and members of a selling group (which group may include the Underwriter) or such other associate underwriters as it may deem necessary as long as such underwriters or members of the selling group are members of the NASD.

         (b) "Company" shall refer to CapSource Financial, Inc., its affiliates, and subsidiaries.

         (c)      "Commission" shall refer to the Securities and Exchange
                  Commission.

         (d)      "Act" shall refer to the Securities Act of 1933 as amended.

         (e) "Regulations" shall refer to the rules and regulations of the Commission.

         (f) "Share(s)" shall refer to the shares of the Company's Common Stock, $0.01 par value being registered pursuant to the Registration Statement. The Shares are being offered on a "best efforts, minimum or maximum" basis.

         (g) "Effective Date" shall be December 30, 2002, the first date upon which the Registration Statement filed pursuant to this Agreement was declared effective by the Commission, i.e., the date when the Shares may be offered for sale to the public.

         (h) "Registration Statement" shall refer to the Registration Statement, Form SB-2

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                  (File No.333-100389) filed for the proposed sale of the
                  Shares, including any related preliminary prospectus, exhibits and financial statements as finally amended and revised prior to the Effective Date or as may be amended after the Effective Date. Except as the context may otherwise require, such Registration Statement, as amended, on file with the Commission at the time the Registration Statement becomes effective (including the prospectus, financial statements, any schedules, exhibits and all other documents and information filed as a part thereof or that may be incorporated therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Rules and Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus.

         (i) "NASD" shall refer to the National Association of Securities Dealers, Inc.

         (j) "Initial Closing Date" shall refer to such date that the proceeds from the offering of the Shares sold by the Underwriter and received by the Escrow Agent equals at least $525,000, but not more than $5,250,000, and the Company and the Underwriter have determined that funds should be released from Escrow and the offering is not yet closed. "Final Closing Date" shall refer to such date that the cumulative proceeds from the offering of the Shares sold by the Underwriter and received by the Escrow Agent does not exceed $5,250,000, and the Company and the Underwriter have determined that the terms and conditions of the offering have been completed and the offering should be closed.

         (k) "Material" shall refer to the definitions of "Material" under Generally Accepted Accounting Principles, Regulation S-X of the Securities Exchange Act of 1934, as well as judicial interpretations of such term.

2.       Underwriter's Compensation

         (a) The Company hereby appoints the Underwriter as its exclusive agent during the continuance of the authorization hereunder to sell and obtain purchasers for 3,000,000 Shares at a public offering price of $1.75 per Share and at an aggregate public offering price of $5,250,000 on a "best efforts, minimum or maximum basis." Unless 300,000 Shares are sold and payment received by the Company therefore within 120 days from the Effective Date, no Shares will be sold, and in that event the Underwriter will not receive any of the commissions mentioned, but will be entitled to all accountable out-of-pocket expenses, not to exceed $52,500, unless otherwise mutually agreed by the Company and the Underwriter. Such exclusive agency shall be good and irrevocable unless and until terminated as hereinafter set forth.

                  (1) If the sale of the Shares by the Underwriter is not consummated for any reason not attributable to the Underwriter, or if (i) the Company unilaterally withdraws the Registration Statement or does not proceed with

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                           the public offering for reasons other than the
                           Underwriter's failure to comply with or perform the obligations required by its representations, covenants or agreements hereunder , or (ii) the representations in Section 3 hereof are not correct or the covenants cannot be complied with, or (iii) there has been a materially adverse change in the condition, prospects or obligations of the Company or a materially adverse change in stock market conditions from current conditions, or (iv) the "road show" presentation produced a negative affect on the intended syndicate members, the Company will reimburse the Underwriter for its accountable expenses up to a maximum of $52,500, but any funds remaining unused from a $10,000 advance to be paid upon signing of this Agreement, will be returned to the Company.

         (b) Subject to the filing and the becoming effective of a post-effective amendment to the Registration Statement and a prospectus disclosing this Agreement in compliance with the provisions of the Act and the availability for sale to the public, pursuant to law, of the offered Shares and subject to the fulfillment of all of the obligations of the Company and compliance with all of the terms and conditions thereof by the Company in all material respects and in reliance upon the warranties, representations and covenants made by the Company herein, the Underwriter accepts the foregoing exclusive agency and agrees to use its best efforts during the term of the this Agreement and the continuance of the authorization provided herein to sell the offered Shares when and as issuable at the public offering price set forth above; and to make such public offering at such time as Underwriter so determines and after the following have been completed:

                  (1) a post effective amendment to Registration Statement and prospectus disclosing this Agreement has become effective.

                  (2) Approval of offering by NASD.

                  (3) Blue Sky clearance from the states required by Underwriter and listed on Exhibit A attached to this Agreement.

                  (4) Shares and/or Certificates are available for public offering.

                  (5) Company furnishes Underwriter with sufficient number of prospectuses.

         (c) As compensation for the services of the Underwriter herein, the Company shall allow the Underwriter, subject to the sale and receipt of funds for 300,000 Shares minimum and 3,000,000 Shares maximum to be offered herein, a sales commission of ten percent (10%) of the public offering price on all offered Shares actually sold hereunder. The Underwriter may organize a selling group (which group may include the Underwriter) or associate itself with such other Underwriters as it may deem necessary as long as such underwriters or members of the selling group are members of the NASD for the purpose of distributing the

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                  offered Shares and in such event, the Underwriter may allow to members of such selling group, or such other underwriters, such part of the aforementioned commission or discount as it may, in its sole discretion determine. Shares sold by members of the selling group may only be sold at the price of $1.75 per Share. The Underwriter shall be paid a non-accountable expense allowance of two percent (2%) of the public offering price on all Shares sold (of which $10,000 will be pre-paid by the Company to the Underwriter as of the date of this letter) and granted warrants to purchase up to 300,000 shares of Common Stock for $100, having an exercise price equal to 140% of the Public Offering price, at the rate of one Underwriter's warrant for every ten Shares sold in this offering (the "Underwriter's Common Stock Purchase Warrant") subject to the sale of the minimum number of Shares as set forth in Section 2(a) hereof.

                  (1) Underwriter's Common Stock Purchase Warrant: At the Final Closing Date, the Company will sell to the Underwriter for a purchase price of $100, warrants to purchase shares at 140% of the offering price of the Shares (the "Underwriter's Common Stock Purchase Warrant" or "Underwriter's Warrants") in the form attached as Exhibit B. The total number of shares which may be purchased on the exercise of the Underwriter's Warrants will be 10% of the Shares sold in the offering. The Underwriter's Warrants shall be non-exercisable and nontransferable for a period of twelve (12) months after the effective date of post-effective amendment to the Registration Statement disclosing this Agreement.

                           The Company and the Underwriter agree that, prior to the effective date of post-effective amendment to the Registration Statement disclosing this Agreement, the Underwriter may designate that the Underwriter's Warrants be issued in varying amounts directly to its officers and not to the Underwriter, and to other Underwriters and their designees, provided that such designation will only be made by the Underwriter if it determines that such issuances would not violate the interpretation of the Board of Governors of the NASD. The Underwriter has disclosed to the Company, and the Company has agreed, that the Underwriter may transfer, after twelve (12) months from the date of the Underwriter's Warrants, a portion or all of the Underwriter's Warrants to certain persons, including, but not limited to, the Underwriter's officers, directors, shareholders, employees, or registered representatives. The Underwriter and the Company agree that such transfers will only be made if they do not violate the registration provisions of the Act and the Underwriter will deliver an opinion of counsel to that effect to the Company.

                           The Company agrees that if, at any time during the term of the Underwriter's Warrants: (A) it should file a Registration Statement with the Commission pursuant to the Act (or file a Notification on Form l-A) under the Act for a public offering of equity securities for cash, either for the account of the Company or Selling Shareholders, or (B) in the event

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                           that: (i) counsel satisfactory to the Underwriter is
                           of the opinion that the Net Issuance Exercise of this Warrant by the Underwriter as provided in Section 7(G.1) is not permissible; (ii) the Company is eligible to file a registration statement on Form S-3 under the Securities Act of 1933, (iii) Company Counsel is unable to furnish the opinion letter under section 7(b)(i)(L), and (iv) the Company has received or will receive the payment of $50,000 of the Exercise Price of the Common Stock Purchase Warrant in cash , then upon the demand of the Underwriter, the Company will at its own expense, except commissions, offer to the then holder(s) of Underwriter's Warrants the opportunity to register the resale of the shares underlying the Underwriter's Warrants for public offering in accordance with the provisions of Sections 8 and 9 of the Common Stock Purchase Warrant, respectively. This paragraph is not applicable to a Registration Statement filed with the Commission on Forms S-4 or S-8.

                           In addition to the rights above provided, the Company will cooperate with the then holder(s) of the Underwriter's Warrants and shares issued upon the exercise of the Underwriter's Warrants in preparing and signing any Registration Statement or Notification, in addition to the Registration Statement and Notifications discussed above, required in order to sell or transfer the aforesaid Underwriter's Warrants and/or underlying shares and will use its best efforts to supply all information required therefore, but the preparation and filing of such additional Registration Statement or Notification shall be at the then holder(s) cost and expense.

3. Representations and Warranties of the Company. As material inducements to the Underwriter to enter into this Agreement, the Company hereby represents and warrants to, and agrees with the Underwriter which representations, warranties and agreements shall survive the Initial and Final Closings, as follows:

         (a) The Company has prepared and filed with the Commission a registration statement, and an amendment or amendments thereto, on Form SB-2 (No. 333-100389), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Shares, under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Act, and the Rules and Regulations, a copy of which has been delivered to the Underwriter. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriter and will not file any other amendment thereto to which the Underwriter shall have objected verbally or in writing after having been furnished with a copy thereof.

                  Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Prospectus or the Registration Statement and no proceeding for an order suspending the effectiveness of the Registration Statement or any of the Company's Shares has been instituted or is pending or

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                  threatened. Each such Prospectus and/or any supplement thereto has conformed in all material respects with the requirements of the Act and the Rules and Regulations and on its date did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made ; provided, however, that no representations, warranties or agreements are made hereunder as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, the written information furnished to the Company by you as set forth in Section 2(c) above.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of the Company and the subsidiaries as a whole.

         (d) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Shares, to enter into this Agreement, to grant the Underwriter's Common Stock Purchase Warrant dated as of the Final Closing Date to be exercised and delivered by the Company to the Underwriter (the "Underwriter's Common Stock Purchase Warrant Agreement"), and to consummate the transactions provided for in such agreements, and each of such agreements has been duly and properly authorized, and on the Final Closing Date will be duly and properly executed and delivered by the Company. This Agreement constitutes and on the Final Closing Date the Underwriter's Common Stock Purchase Warrant will then constitute valid and binding agreements, enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification or contribution provisions may be limited by federal or state securities laws or principles of public policy).

         (e) Except as disclosed in the Prospectus, the Company is not in violation of its respective certificate or articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party or by which it may be bound or is not in material violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign; and the execution and delivery of

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                  this Agreement, the Underwriter's Common Stock Purchase
                  Warrant and the consummation of the transactions contemplated therein and in the Prospectus and compliance with the terms of each such agreement will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company pursuant to, any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party nor will such action result in the material violation by the Company of any of the provisions of its respective certificate or articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of the Company.

         (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Company will have the adjusted capitalization set forth therein on the Initial and Final Closing Date; all of the shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized, validly issued and are fully paid and nonassessable; the holders thereof do not have any rights of rescission and are not subject to personal liability for any obligations of the Company by reason of being stockholders under the laws of the State in which the Company is incorporated; none of such outstanding capital stock is subject to or was issued in violation of any preemptive or similar rights of any stockholder of the Company; and such capital stock (or derivative securities thereof) conforms in all material respects to all statements relating thereto contained in the Prospectus.

         (g) The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other shares, except for this Agreement or as described in the Prospectus. The Shares, and the shares issuable upon exercise of the Underwriter's Common Stock Purchase Warrant are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the respective descriptions thereof contained in the Prospectus; except for payment of the applicable purchase price paid upon exercise of the options or warrants, as the case may be, the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares and the shares issuable upon exercise of the Underwriter's Common Stock Purchase Warrant has been duly and validly taken; and the certificates representing the Shares and shares issuable upon exercise of the the Underwriter's Common Stock Purchase Warrant will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the shares issuable upon exercise of the Underwriter's Common Stock Purchase Warrant to be

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                  granted by the Company hereunder, the Underwriter will acquire good and marketable title to such shares free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever other than restrictions as may be imposed under applicable securities laws.

         (h) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Prospectus or which are not materially significant or important in relation to its business or which have been incurred in the ordinary course of business; except as described in the Prospectus all of the leases and subleases under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Company is not in material default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's right to the continued possession of the leased or subleased premises or assets under any such lease or sublease; and the Company owns or leases all such properties as are necessary to its operations as now conducted and as contemplated to be conducted, except as otherwise stated in the Prospectus.

         (i) The financial statements, together with related notes, set forth in the Prospectus in all material respects fairly present the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis which is consistent in all material respects during the periods involved. Any "stub" period has not been audited by an independent accounting firm, but was prepared in accordance with GAAP. There has been no material adverse change or material development involving a prospective change in the condition, financial or otherwise, or in the prospects, value, operation, properties, business or results of operations of the Company whether or not arising in the ordinary course of business considered as a whole, since the date of the financial statements included in the Registration Statement and the Prospectus.

         (j) Subsequent to the respective dates as of which information is given in the Prospectus as it may be amended or supplemented, and except as described in the Prospectus, the Company has not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business or entered into any transactions not in the ordinary course of business, which are material to the business of the Company as a whole and there has not been any change in the capital stock of, or any incurrence of long term debts by, the Company or any issuance of options, warrants or rights to purchase the capital stock of the

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                  Company or declaration or payment of any dividend on the
                  capital stock of the Company or any material adverse change in the condition (financial or other), net worth or results of operations of the Company as a whole.

         (k) To the knowledge of the Company, there is no pending or threatened, action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business or prospects of the Company as a whole or might materially and adversely affect the properties or assets of the Company as a whole nor are there any actions, suits or proceedings against the Company related to environmental matters or related to discrimination on the basis of age, sex, religion or race which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole; and no labor disturbance by the employees of the Company individually exists or is, to the knowledge of the Company, imminent which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole.

         (l) Except as may be disclosed in the Prospectus, the Company has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, or if not filed, has obtained all necessary extensions, has paid all taxes shown as due thereon, has established adequate reserves for such taxes which are not yet due and payable, and does not have any material tax deficiency or claims outstanding, proposed or assessed against it.

         (m) The Company has sufficient licenses, permits, right to use trade or service marks and other governmental authorizations currently required for the conduct of its business as now being conducted and as contemplated to be conducted and the Company is in all material respects complying therewith. Except as set forth in the Prospectus, the expiration of any such licenses, permits, or other governmental authorizations would not materially affect the Company's operations. To its knowledge, none of the activities or businesses of the Company are in material violation of, or cause the Company to materially violate any law, rule, regulations, or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality.

         (n) The Company has not in the last five years (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi public duties, other than payments required or allowed by applicable law.

         (o) Except as set forth in the Prospectus the Company knows of no outstanding claims for services either in the nature of a finder's fee, brokerage fee or otherwise with respect to this financing for which the Company or the Underwriter may be responsible or which to the knowledge of the Company, may affect the

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                  Underwriter's compensation.

         (p) The Company has its property adequately insured against loss or damage by fire and maintains such other insurance as is customarily maintained by companies in the same or similar business.

         (q) The Underwriter's Warrants herein described are duly and validly authorized and upon delivery to the Underwriter in accordance herewith will be duly issued and legal, valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by equitable principles, and except as the enforcement of indemnification provisions may be limited by federal or state securities laws. The Underwriter's securities issuable upon exercise of any of the Underwriter's Common Stock Purchase Warrant have been duly authorized, and when issued upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

         (r) Except as set forth in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

         (s) To the best of the Company's knowledge it has generally enjoyed a satisfactory employer-employee relationship with its employees and, to the best of its knowledge, is in substantial compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the best of the Company's knowledge, there are no pending investigations involving the Company, by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. To the best of the Company's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or to its knowledge involving the Company, or any predecessor entity, and none has ever occurred. To the best of the Company's knowledge, no representation question is pending respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. To the best of the Company's knowledge, no grievance or arbitration proceeding is pending or to its knowledge threatened under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company is pending, or, to its knowledge is imminent; and the Company is

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                  not aware of any pending or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which may result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company.

         (t) Except as may be set forth in the Registration Statement, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in
                  Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the "Code"), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401 (a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

         (u) None of the Company, or any of its employees, directors, stockholders, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, Underwriter's Common Stock Purchase Warrant, or otherwise.

         (v) None of the patents, patent applications, trademarks, service marks, trade names, copyrights, and licenses and rights to the foregoing presently owned or held by the Company, are in dispute or, to the best knowledge of the Company's management or Counsel are in any conflict with the right of any other person or entity. The Company (i) except as disclosed in the Prospectus, has received no notice with respect to any patent, trademark, service mark, trade name, copyright, technology that it owns or has the right to use, and that are used in the conduct of its business as now conducted or proposed to be conducted, infringes upon or is adverse to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing; and (ii) except as set forth in the Prospectus or otherwise disclosed to the Underwriter in writing, to the best knowledge of the Company's management is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise

Page -11-
                  to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. There is no suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened (or circumstances that may give rise to the same) against the Company which challenges the rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business.

         (w) Except as disclosed in the Prospectus the Company owns and has adequate right to use to the best knowledge of the Company's management all trade secrets, patent, trademark, service mark, trade name, copyright ,"know-how" (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien or claim of others, including without limitation, former employers of its employees. The Company is not aware of any such development of similar or identical trade secrets or technical information by others the existence of which would cause a material adverse affect to the Company's business taken as a whole. The Company has valid and binding employment agreements with all of its officers (subject to the equitable powers of any court), which agreements have remaining terms of at least two years from the effective date of the Registration Statement except where the failure to have such agreements would not materially and adversely effect the Company's business taken as a whole.

         (x) KPMG, LLP , whose independent auditor report was filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

         (y) The Company has agreed to cause to be duly executed, agreements pursuant to which each of the Company's officers, directors, consultants, and holders of more than 5% of the outstanding Common Stock calculated as of the date immediately preceding the commencement of the public offering, and any person or entity deemed to be an affiliate of the Company pursuant to SEC Rules and Regulations, has agreed not to, directly or indirectly, sell, assign, transfer, or otherwise dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) for a period commencing on the effective date until after 180 days from the Final Closing date of the offering, unless the price of the Common Stock, adjusted for any splits, trades at 175% of the public offering price for 20

Page -12-
                  consecutive days. Any shares of common stock released from the foregoing restrictions will remain restricted Shares subject however to the resale provisions of Rule 144, insider trading rules, and insider reporting rules.

                  Shares issued upon the exercise of any options held by the Company's officers, directors or holders of 5% or more of the Company's Common Stock, shall be locked up in accordance with the terms of the preceding paragraph.

                  The Company will cause the Transfer Agent, as defined below, to mark an appropriate legend on the face of stock certificates representing all of such shares and to place "stop transfer" orders on the Company's stock ledgers. The Company president or CEO, and the Underwriter will have their signatures on the lock-up agreements. The Company also agrees that it will not release any shares subject to this Agreement without the signatures of all parties referred to.

         (z) The Company shall cooperate with the Underwriter to effect such additional and further actions necessary to have the Shares approved for listing on NASDAQ or the Bulletin Board Exchange

        (aa) Except as set forth in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no officer or director of the Company, holder of 5% or more of Shares of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which
                  (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions" or disclosed in writing to the Underwriter (which writing specifically refers to this Section) there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

        (bb) Any certificate signed by any officer of the Company, and delivered to the Underwriter or to the Underwriter's counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

        (cc) Each of the minute books of the Company has been made available to the Underwriter and contains a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all respects.

Page -13-

        (dd) Except as described or referenced in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no holders of any shares of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any shares issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any shares of the Company. Except as disclosed in the Prospectus, all rights so described or disclosed have been waived or have not been triggered with respect to the transactions contemplated by this Agreement and the Underwriter's Common Stock Purchase Warrant (including the securities issuable thereunder).

        (ee) The Company has not entered into any employment agreements with its executive officers, except as disclosed in the Prospectus.

        (ff) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Registered Securities pursuant to the Prospectus and the Registration Statement, the issuance of the Underwriter's Common Stock Purchase Warrant, the performance of this Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Shares, and the Underwriter's Common Stock Purchase Warrant, except such as have been or may be obtained under the Act, otherwise or may be required under state securities or "blue sky" laws in connection with the Underwriter's purchase and distribution of the Shares and the Underwriter's Common Stock Purchase Warrant to be sold by the Company hereunder or may be required by the Rules of the National Association of Shares Dealer, Inc. ("NASD").

        (gg) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

Page -14-

        (ii) Within the past five (5) years, none of the Company's independent public accountants has brought to the attention of the Company's management any "material weakness" as defined in the Statement of Auditing Standard No. 60 in any of the Company's internal controls.

         (jj) Except as otherwise may be indicated herein or disclosed to the Underwriter in writing, from the date hereof to a date as of the post-effective date of the Registration Statement, the Company will not: (1) issue any securities or incur any liability or obligation direct or contingent, for borrowed money, or (2) enter into any material transactions not in the ordinary course of business, or (3) declare or pay any dividend on its stock.

4.       Escrow Account.

         (a) Notwithstanding anything contained herein to the contrary, unless the Underwriter shall sell 300,000 Shares, none of the Shares will be distributed to the public. The Underwriter agrees to open an appropriate interest-bearing Impound Account maintained at Vectra Bank, NA, Denver, Colorado for all monies received from the sale of these Shares. Such monies shall be deposited in full without any deductions for commissions and/or expenses. In the event that less than 300,000 Shares are sold and paid for within 120 days from the date the Underwriter commences the sale of said Shares, the proposed offering herein will be withdrawn and the sums paid will be returned in full to each such purchaser, plus interest, without deduction therefrom.

         (b) Appropriate arrangements will be made by the Underwriter to provide for the receipt of funds from the subscribers of the Shares and to provide for the disposition thereof in accordance with the provisions of this Agreement.

         (c) Unless the Underwriter shall have sold 300,000 Shares, it shall not be entitled to receive any commission (except accountable out-of-pocket expenses as stated hereinafter).

         (d) The Underwriter shall comply in all respects with the requirements of Rule 15c2-4 of the rules and regulations made by the Commission under the Securities Exchange Act of 1934, as amended. The Underwriter shall deposit, by 12:00 noon the following business day, the proceeds of the sale of the offered Shares in an Escrow bank account, as agent for the Company, and the same shall be held in such bank account by the bank until the Initial Closing Date, and upon such Initial Closing Date, the said funds (less the commissions, expenses and fees due to the Underwriter) shall be promptly transmitted to the Company, who shall

Page -15-
                  at said time provide such documents, certificates, receipts and any and all other papers or instruments as counsel for the Underwriter may reasonably deem necessary or appropriate under the circumstances. The Escrow shall continue until the Final Closing Date, at which time said funds (less the commissions, expenses and fees due to the Underwriter) shall be promptly transmitted to the Company, who shall at said time provide such documents, certificates, receipts and any and all other papers or instruments as counsel for the Underwriter may reasonably deem necessary or appropriate under the circumstances, and the Escrow shall terminate.

5.       Sale of the Shares - Selected Dealers

         (a) In offering the Shares for sale, the Underwriter shall offer it solely as agent for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. The Underwriter shall commence making such offer as agent for the Company) after all conditions of this Agreement have been satisfied.

         (b) The Underwriter may offer and sell the Shares for the Company's account through registered dealers selected by it, except that only members of the NASD may be included in the selling group pursuant to a form of Selling Agreement pursuant to which it may allow such concession (out of its underwriting commission) as it may determine, within the limits set forth in the Registration Statement and prospectus, but all such sales through selected dealers shall be made by the Company acting through the Underwriter as agent, and not by the Underwriter for its own account. All sales through selected dealers shall be as agents for the accounts of their customers, and the Underwriter shall not have authority to employ such dealers as agents for the Company.

         (c) On each sale by the Underwriter of any of the Shares to selected dealers, the Underwriter shall require the selected dealer purchasing any such Shares to agree to reoffer the same on the terms and conditions of offering set forth in the prospectus and to comply with all Commission requirements that the Underwriter is required to comply with and not to offer or sell the offered Shares to the Public or to any broker/dealer not a member of the NASD, including foreign broker/dealer registered pursuant to the Securities Act of 1934, at a price of less than $1.75 per Share.

         (d) With respect to residents of California, the Underwriter agrees that the subscription documents used to evidence the sale of any Shares to a California resident will specifically contain the following suitability standards: "I am a California resident and I have 1) a minimum net worth of at least $75,000 and minimum gross income of not less than $50,000 or 2) a liquid net worth of $150,000 in both instances exclusive of my home, home furnishings and automobile. My investment in these securities will not exceed ten percent (10%) of my net worth. In lieu of the foregoing, please consider me a "small investor" who, including the instant offering, has not purchased more than $2,500 worth of the Company's securities in the past twelve (12) months."

6. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

Page -16-

         (a) It will cooperate in all respects in making the Prospectus effective and will not at any time, whether before or after the effective date, file any amendment to or supplement to the Prospectus of which Underwriter shall not previously have been advised and furnished with a copy or to which Underwriter or Underwriter's counsel shall have reasonably objected or which is not in material compliance with the Act and the Rules and Regulations or applicable state law.

                  (i) As soon as the Company is advised thereof, the Company will advise Underwriter, and confirm the advice in writing, of the receipt of any comments of the Commission or any state securities department, when the Registration Statement becomes effective if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A, of the effectiveness of any post-effective amendment to the Registration Statement or Prospectus, or the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission or any state securities department for amendment of the Prospectus or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance of any stop order suspending the effectiveness of the Prospectus or any order preventing or suspending the use of any Prospectus or any order suspending trading in the Common Stock of the Company, or of the suspension of the qualification of the Shares, or of the institution of any proceedings for any such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or dismissal thereof.

                  (ii) The Company will or has caused to be delivered to the Underwriter copies of such Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by law. The Company authorizes the Underwriter and the dealers to use the Prospectus and such copies of the Prospectus in connection with the sale of the Shares for such period as in the opinion of Underwriter's counsel and the Company's counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. The Company will prepare and file with the states, promptly upon the Underwriter's request, any such amendments or supplements to the Prospectus, and take any other action, as, in the opinion of Underwriter's counsel, may be necessary or advisable in connection with the initial sale of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

                  (iii) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to rule 424(b)(1) or pursuant to Rule 424(b)(3) not later than the Commission's close of business on the earlier of (i) the second business day following

Page -17-
                           the execution and delivery of this Agreement, and
                           (ii) the fifth business day after the effective date of the Registration Statement.

                  (iv) In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with the initial sale of the Shares of any event of which the Company has knowledge and which materially affects the Company, or the securities thereof, and which should be set forth in an amendment of or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required under the Act to be delivered, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations or any other law, the Company will forthwith prepare and furnish to the Underwriter copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as Underwriter may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The preparation and furnishing of any such amendment or supplement to the Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter.

                  (v) The Company will to the best of its ability, comply with the Act, the Exchange Act and applicable state securities laws so as to permit the initial offer and sales of the Shares, under the Act, the Rules and Regulations, and applicable state securities laws.

         (b) It will cooperate to qualify the Shares for initial sale under the securities laws of such jurisdictions as designated by the Underwriter and the Company and listed on Exhibit A and will make such applications and furnish such information as may be required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long as the Underwriter may reasonably request.

         (c) So long as any of the Shares remain outstanding in the hands of the public, the Company, at its expense, will annually furnish to its shareholders a report of its operations to include financial statements audited by independent public accountants, and will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of operations, shareholders' equity, and changes in cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants.

Page -18-

         (d) It will deliver to the Underwriter at or before the Initial Closing Date three signed copies of the signature pages to the Registration Statement, as well as any amendments thereto. The Company will deliver to the Underwriter, from time to time until the effective date of the Prospectus, as many copies of the Prospectus and Registration Statement (including all financial statements and exhibits filed therewith, whether or not incorporated by reference ) as well as any amendments thereto as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the effective date of the Prospectus and thereafter for so long as a Prospectus is required to be delivered under the Act and the Rules and Regulations as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

         (e) The Company will apply the net proceeds from the sale of the Shares substantially in the manner set forth under "Use of Proceeds" in the Prospectus. No portion of the proceeds shall be used, directly or indirectly, to acquire any securities issued by the Company, without the prior written consent of the Underwriter.


         (f) As soon as it is practicable, but in any event not later than the first (lst) day of the fifteenth (15th) full calendar month following the effective date of the Registration Statement, the Company will make available to its security holders and the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations.

7. Conditions of Underwriter's Obligations. The Underwriter's obligation to act as agent of the Company hereunder and to find purchasers for the Shares and to make payment to the Company on the Initial and Final Closing Dates is subject to the accuracy of and compliance with the representations and warranties an the part of the Company herein as of the date hereof and as of the Initial and Final Closing Dates, to the performance by the Company of its obligations and covenants hereunder, to the accuracy of certificates of the Company and officers of the Company to be delivered pursuant to this Agreement, all as at the Final Closing Date, and to the following further conditions:

         (a) The Registration Statement shall have become effective as and when cleared by the Commission, and the Underwriter shall have received notice thereof, on or prior to any closing date no stop order suspending the effectiveness of the Prospectus shall have been issued and no proceedings for that or similar purpose shall have been instituted or shall be pending, or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter; and qualification, under the securities laws of such states as the Underwriter may

Page -19-
                  designate, of the issue and sale of the Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to the Underwriter shall have been secured, and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

         (b) On the Final Closing Date and, with respect to the letter referred to in subparagraph (iii), as of the date hereof, the Underwriter shall have received:

                   (i) the opinion, together with such number of signed or facsimile copies of such opinion as the Underwriter may reasonably request, addressed to the Underwriter by Rider Bennett Egan & Arundel, LLP counsel for the Company, (who may rely on the opinion of other counsel for certain legal matters), in form and substance reasonably satisfactory to the Underwriter and Charles A. Cleveland, P.S., counsel to the Underwriter, dated each such closing date, to the effect that:

                           (A) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power and authority to carry on its business as described in the Prospectus.

                           (B) The Company is qualified to do business in each jurisdiction in which conducting its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business or assets.

                           (C) The Company has the full corporate power and authority to enter into this Agreement, the Underwriter's Common Stock Purchase Warrant and to consummate the transactions provided for therein and each such Agreement has been duly and validly authorized, executed and delivered by the Company. Each of this Agreement and the Underwriter's Common Stock Purchase Warrant, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights of creditors and to general equitable principles, and provided that no opinion need be given as to the enforceability of any indemnification or contribution provisions, and to counsel's knowledge none of the Company's execution or delivery of this Agreement, or the Underwriter's Common Stock Purchase Warrant, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration

Page -20-

                                    Statement, the Prospectus, and any
                                    amendments or supplements thereto, conflicts with or will conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitutes or will constitute a material default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, (B) to the knowledge of such counsel, any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound, or (C) to the knowledge of such counsel, any statute, judgment, decree, order, rule or regulation applicable to the Company, whether domestic or foreign.

                           (D) The Company has authorized and outstanding capital stock as set forth in the Prospectus under the heading "Capitalization" as of the date set forth therein, and based on counsel's review of the Company's certificate of incorporation and bylaws, minutes, consents, and upon representations of the Company's officers, all of such issued and outstanding shares of capital stock have been duly and validly authorized and issued, and to the knowledge of such counsel are fully paid and nonassessable, and to the knowledge of such counsel no stockholder of the Company is entitled to any preemptive rights to subscribe for, or purchase shares of the capital stock and to the knowledge of such counsel none of such securities were issued in violation of the preemptive rights of any holders of any securities of the Company.

                           (E) To the knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Underwriter's Common Stock Purchase Warrant, and except as described in the Prospectus. The Shares, underlying Securities, and the Underwriter's Common Stock Purchase Warrant each conform in all material respects to the respective descriptions thereof contained in the Prospectus. The outstanding shares, shares of Common Stock and the Underwriter's Common Stock Purchase Warrant and the underlying securities, upon issuance and delivery and payment therefore in the manner described herein, the Underwriter's Warrant will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Prospectus,

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


                                    there are no preemptive or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws, other governing documents or any agreement or other instrument known to such counsel to which the Company is a party or by which it is bound.

                           (F) The certificates representing the Shares are in due and proper form and the Underwriter's Common Stock Purchase Warrant has been duly authorized and reserved for issuance and to the extent the shares issuable upon the proper exercise of the Underwriter's Common Stock Purchase Warrant are issued and delivered in accordance with the respective terms of the Underwriter's Common Stock Purchase Warrant, such shares will be duly and validly issued, fully paid and nonassessable.

                            (G) To the knowledge of such counsel, there are no claims, suits or other legal proceedings pending or threatened against the Company in any court or before or by any governmental body which would materially affect the business of the Company or the financial condition of the Company as a whole, except as set forth in or contemplated by the Prospectus.

                                    Based on oral and/or written advice from the staff of the Commission, the Registration Statement has become effective and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Prospectus is in effect and no proceedings for that purpose are pending before, or threatened by, federal or by a state securities administrator.

                           (H) To the knowledge of such counsel, there are no legal or governmental proceedings, actions, arbitrations, investigations, inquiries or the like pending or threatened against the Company of a character required to be disclosed in the Prospectus which have not been so disclosed, questioning the validity of the capital stock of the Company or this Agreement or the Underwriter's Common Stock Purchase Warrant or which might adversely affect the condition, financial or otherwise, or the prospects of the Company or which could materially adversely affect the Company's ability to perform any of its obligations under this Agreement, or the Underwriter's Common Stock Purchase Warrant.

                           (I) To such counsel's knowledge, there are no material agreements, contracts or other documents known to such counsel required by the Act to be described in the Registration Statement and the Prospectus not filed as exhibits to the Registration Statement and

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


                                    the Prospectus, and to such counsel's
                                    knowledge (A) the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form SB-2.

                           (J) No consent, approval, order or authorization from any regulatory board, agency or instrumentality having jurisdiction over the Company, or its properties (other than registration under the Act or qualification under state or foreign securities law or approval by the NASD) is required for the valid authorization, issuance, sale and delivery of the Shares or the Underwriter's Common Stock Purchase Warrant.

                           (K) The statements in the Prospectus under "Risk Factors" "Description of the Securities," and "Shares Eligible For Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

                                    In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Underwriter, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not certified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Final Closing Date, the Registration Statement and any amendment or supplement, when such documents became effective or were filed with the Commission (other than the financial statements including the notes thereto and supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

Page -23-
                                    or up to and at the Final Closing Date , the Prospectus and any amendment or supplement thereto (other than the financial statements including the notes thereto and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (L) As of the date of the opinion, with respect to common stock of the Company issuable upon exercise of the Underwriter's Common Stock Purchase Warrant (the "Warrant Securities") that have not theretofore been subject to an effective registration statement pursuant to Sections 8 or 9 of the Underwriter's Common Stock Purchase Warrant, the opinion will provide that to the extent Warrant Securities were acquired through the Net Issuance Exercise of the Underwriter's Common Stock Purchase Warrant as provided in
                                    Section 7(G.1) thereof without the payment of any cash, the holder's date of acquisition of such Warrant Securities will be the date of acquisition of the Underwriter's Common Stock Purchase Warrant. The issuance of any opinion relating to the transferability of any Warrant Securities will be conditioned upon the Holder providing evidence satisfactory to such counsel of the proper acquisition and exercise of the Underwriter's Common Stock Purchase Warrant, the completion and filing of all forms or other documents required to comply with federal and state securities laws and the continued applicability of the current interpretation of Rule 144(d)(3)(ii) as expressed in items 4, 61 and 64 of the Division of Corporation Finance Manual of Publicly Available Telephone
                                    Interpretations. Such opinion will be issued in a professional and timely manner. Any costs or legal fees attendant to the opinion letters, shall be borne by the Company. Such opinion shall also cover such other matters incident to the transactions contemplated hereby and the offering Prospectus as the Underwriter or counsel to the Underwriter shall reasonably request. In rendering such opinion, to the extent deemed reasonable by them, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact of which the maker of such certificate has knowledge.

                  (ii) a certificate, signed by the Chief Executive Officer and the Principal Financial or Accounting Officer of the Company dated the Final Closing Date, to the effect that with regard to the Company, each of the conditions set forth in Section 7 have been satisfied; as well as a representation that the Company will have caused to be issued at its sole cost and expense, such opinion of Counsel for the Company, with respect to the resale of the

Page -24-

                           Underwriter's Common Stock Purchase Warrant and/or underlying securities, including any opinions under Rule 144. Such opinion shall be subject to all the conditions and limitations specified in Section 7(b)(i))L) above and shall specifically represent that the Underwriter's date of acquisition or beneficial ownership date of the underlying securities shall be the date of acquisition of the Common Stock Purchase Warrant. In the event that: (i) counsel satisfactory to the Underwriter is of the opinion that the Net Issuance Exercise of this Warrant by the Underwriter as provided in Section 7(G.1) is not permissible; (ii) the Company is eligible to file a registration statement on Form S-3 under the Securities Act of 1933, (iii) Company Counsel is unable to furnish the opinion letter under section 7(b)(i)(L), and (iv) the Company has received or will receive the payment of $50,000 of the Exercise Price of the Common Stock Purchase Warrant in cash, then upon the demand of the Underwriter, the Company will register the Common Stock in accordance with the provisions of Sections 8 and 9 of the Common Stock Purchase Warrant, respectively. . The Company represents and warrants, it will not hinder, delay or impede in any fashion, the assignment and/or exercise of the Underwriter's Common Stock Purchase Warrant, the issuance of any underlying securities, and/or the resale of such underlying securities. To effect such transaction, the Company shall cause to be issued any legal opinions within seven (7) days demand by the Underwriter.

                  (iii) a letter, addressed to the Underwriter and in form and substance satisfactory to the Underwriter in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause
                           (D) below), from KPMG LLP dated, respectively, as of the effective date of the Registration Statement and as of the Final Closing Date, as the case may be:

                            (A) Confirming that they are independent public accountants with respect to the Company and its consolidated subsidiaries, if any, within the meaning of the Act and the applicable published Rules and Regulations.

                           (B)      Stating that, in their opinion, the
                                    financial statements, related notes and
                                    schedules of the Company and its
                                    consolidated subsidiaries, if any, included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder.

                           (C) Stating that, with respect to the period from December 31, 2001 to a specified date (the "specified date") not earlier than five
                                    (5) business days prior to the date of such letter, they have read the

Page -25-
                                    minutes of meetings of the stockholders and board of directors (and various committees thereof) of the Company and its consolidated subsidiaries, if any, for the period from December 31, 2001 through the specified date, and made inquiries of officers of the Company and its consolidated subsidiaries, if any, responsible for financial and accounting matters and, especially as to whether there was any decrease in sales, income before extraordinary items or net income as compared with the corresponding period in the preceding year; or any change in the capital stock of the Company or any change in the long term debt or any increase in the short-term bank borrowings or any decrease in net current assets or net assets of the Company or of any of its consolidated subsidiaries, if any, and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that during the period from December 31, 2001, through the specified date there were any decreases as compared with the corresponding period in the preceding year in sales, income before extraordinary items or net income; or any change in the capital stock of the Company or consolidated subsidiary, if any, or any change in the long term debt or any increase in the short-term bank borrowings (other than any increase in short-term bank borrowings in the ordinary course of business) of the Company or any consolidated subsidiary, if any, or any decrease in the net current assets or net assets of the Company or any consolidated subsidiary, if any; and

                           (D) Stating that they have carried out certain specified procedures (specifically set forth in such letter or letters) as specified by the Underwriter (after consultations with KPMG LLP, CPA's relating to such procedures), not constituting an audit, with respect to certain tables, statistics and other financial data in the Prospectus specified by the Underwriter and such financial data not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained from the general accounting records of the Company or consolidated subsidiaries, if any, or from such accounting records by analysis or computation, and having compared such financial data with the accounting records of the Company or the consolidated subsidiaries, if any, stating that they have found such financial data to agree with the accounting records of the Company.

         (c) All corporate proceedings and other legal matters relating to this Agreement, the Prospectus and other related matters shall be satisfactory to or approved by counsel to the Underwriter and the Underwriter shall have received from Rider Bennett Egan & Arundel, LLP a signed opinion dated as of each closing date,

Page -26-
                  with respect to the incorporation of the Company, the validity of the Shares, the form of the Prospectus, (other than the financial statements together with related notes and other financial and statistical data contained in the Prospectus or omitted therefrom, as to which such counsel need express no opinion), the execution of this Agreement and other related matters as you may reasonably require.

         (d) At each closing date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such closing date; (ii) the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements thereof, and neither the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which they were made, in order to make the statements therein not misleading;
                  (iii) there shall have been since the respective dates as of which information is given no material adverse change in the business, properties or condition (financial or otherwise), results of operations, capital stock, long term debt or general affairs of the Company from that set forth in the Prospectus, except changes which the Prospectus indicates might occur after the effective date of the Prospectus, and the Company shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Prospectus and which would be required to be set forth in the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Prospectus, and no proceedings shall be pending or threatened against the Company or any subsidiary before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company.

         (e) On the Final Closing Date, the Company shall have executed and delivered to the Underwriter, (i) the Underwriter's Common Stock Purchase Warrant substantially in the form filed as an Exhibit to the Registration Statement in final form and substance satisfactory to the Underwriter, and (ii) the Representative's Warrants in such denominations and to such designees as shall have been provided to the Company.

         (f) On or before Final Closing Date, the Shares shall have been duly approved for listing on an exchange or on the OTC-Electronic Bulletin Board Exchange.

Page -27-

                  On or before the Final Closing Date, there shall have been delivered to the Underwriter all of the Lock-up Agreements required to be delivered pursuant to Section 3(y) , in form and substance satisfactory to the Underwriter and Underwriter's counsel.

         (g) The Underwriter shall have received, on the Final Closing Date, a certificate dated as of the Final Closing Date, signed by the President, Treasurer and Secretary of the company, certifying that: (i) no order suspending the effectiveness of the Registration Statement of the sale of the Shares is in effect and no proceedings for such purpose are pending or are, to their knowledge, threatened by the Commission; (ii) they do not know of any litigation, instituted or threatened, against the Company of a character required to be disclosed in the Registration Statement which are not disclosed therein; they do not know of any contracts which are required to be summarized in the prospectus which are not so summarized; and they do not know of any material contacts required to be summarized in the prospectus which are not so summarized; and they do not know of any material contracts required to be filed as exhibits to the Registration Statement which are not so filed; (iii) they have each carefully examined the Registration Statement and the prospectus and, to the best of their knowledge, neither the Registration Statement or the prospectus, nor any amendment or supplement to either of the foregoing, contains any untrue statement of any material fact or omits to state any material fact required to be set forth in an amended or supplemented prospectus which has not been so set forth: (iv) the Shares have been registered and qualified for sale in all states required by the Underwriter and as listed on Exhibit A; (v) since the respective dates as of which information is given in the Registration Statement and the prospectus, there has not been any material adverse change in the condition of the Company, financial or otherwise, or in the results of its operation except as reflected in or contemplated by the Registration Statement and the prospectus and, except as so reflected or contemplated since such date, there has not been any material transaction entered into by the Company; (vi) the representations and warranties set forth in this Agreement are true and correct and the Company has complied with all of its agreements herein contained; (vii) the Company is not delinquent in the filing of any federal ,state, county, and/or municipal taxes; they know of no proposed redetermination or reassessment of taxes adverse to the Company; and the Company has paid or provided by adequate reserves, for all known tax liabilities; (viii) they know of no material obligation or liability of the Company, contingent or otherwise, not disclosed in the Registration Statement and prospectus; (ix) this Agreement, the consummation of the transaction herein contemplated, and the fulfillment of the terms hereof, will not result in the breach by the Company of any terms or, or constitute a default under its Certificate of Incorporation or By-Laws, any indenture, mortgage, lease, deed of trust, bank loan, line of credit, or credit agreement or instrument to which the Company is now a party or pursuant to which the Company has acquired any right and/or obligations by succession or otherwise; and any existing agreement substantially affecting the Company in any way has been filed as an exhibit to the Registration

Page -28-

                  Statement; (x) the financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company as of the dates thereof, all in conformity with generally accepted accounting principles of accounting applied on a consistent basis throughout the period involved. Since the respective dates of such financial statements, there has been no material adverse change in the condition or general affairs of the Company financial or otherwise, other than as referred to in the prospectus; and (xi) subsequent to the respective dates as of which the information is given in the Registration Statement and the prospectus, except as may otherwise be indicated therein, the Company has not, prior to the closing date, either (A) issued any securities or incurred any liability or obligation, direct or indirect, contingent or otherwise for borrowed money, or (B) entered into any material transaction other than in the ordinary course of business. The Company has not declared, paid, or made any dividend or distribution of any kind on its capital stock.

         (h) Upon registration of the Company under the Securities Exchange Act of 1934, the Company will comply with all relevant and applicable provisions of Sarbanes-Oxley Act of 2002 ("SOA"), as well as related SEC releases. To the extent the Company is required or voluntarily chooses to establish an audit committee, the Company agrees to furnish Underwriter copies of all Audit Committee reports for a period not to exceed one year from the Final Closing Date of the Offering.

         If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Final Closing Date are not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

8.       Indemnification.

         (a) The Company, its Board of Directors, will indemnify and hold harmless the Underwriter, and each person who controls the Underwriter or is affiliated with the Underwriter within the meaning of the Securities and Exchange Act of 1933 ("Act") and the Securities Exchange Act of 1934 ("Act") (including officers, directors, employees, controlling persons, affiliates, consultants, professional advisors, accountants, attorneys, or agents, of the Underwriter or any broker, underwriter, select dealer/selling agent connected with this offering of Shares), from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statutes or at common law or otherwise; and will reimburse and indemnify the Underwriter and each such person/entity specified above for any legal or other expenses [including the cost of any investigation and preparation] reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any post-effective amendment thereto,

Page -29-
                  any Blue Sky application, the prospectus as the case may be, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or preliminary prospectus (as amended or as supplemented thereof) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentation of any officer, director, agent, consultant, accountant, attorney or employee of the Company; or any failure to perform any of the terms or conditions of this Agreement incident to any of the foregoing, or arising out of any act or occurrence related to or connected to this offering of Shares. The defense of such action shall be conducted by counsel of recognized standing and reasonably satisfactory to the Underwriter or such other person agreed to be indemnified by the Company. The Underwriter, each controlling person of the Underwriter, or an affiliate thereof, agree after their receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from the Company, its Directors on account of the indemnity agreement contained in the subsection, to notify the Company promptly in writing of the commencement thereof. The Company agrees to notify the Underwriter promptly of the commencement of any litigation or proceeding against it or against any of the officers or directors of the Company of which it may be advised, in connection with the issue, offer, and/or sale of any of its securities.

         (b) The Underwriter, will indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities and Exchange Act of 1933 ("Act") and the Securities Exchange Act of 1934 ("Act"), from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statutes or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and such directors or controlling person identified above for any legal or other expenses [including the cost of any investigation and preparation] reasonably incurred by them or any of them in connection with investigating or defending any litigation or claims, whether or not resulting in any liability, only insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any post-effective amendment thereto, any Blue Sky application, or arise out of or are based upon the omission or alleged omission to state therein a

Page -30-
                  material fact required to be stated therein or necessary to make the statement therein not misleading, all as of the date when the Registration Statement or such post-effective amendment, or the date the filing of any such Blue Sky application, as the case may be, becomes effective, or any untrue statement of alleged untrue statement of a material fact contained in the Preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, not misleading, or any negligent misrepresentation of any officer, director, agent, consultant, accountant, attorney or employee of the Underwriter, but only if insofar as such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the preliminary prospectus or the Prospectus, or any such amendment thereafter supplement hereto or Blue Sky application. The Underwriter shall not be liable for amounts paid in settlement of any such litigation, if such settlement was affected without the Underwriter and its Counsel's consent. In case of the commencement of any action in respect of which indemnity may be sought from the Underwriter on account of its indemnity agreement contained in this subsection the Company, and each person to be indemnified by the Underwriter herein, shall have the same obligation to notify such Underwriter and the underwriter shall have the same right to participate in (and, to the extent that it shall desire, to direct) as set forth in subsection (a) above, the defense of such action at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or such other person agreed to be indemnified by the Underwriter, The Underwriter agrees to notify the Company promptly of the commencement of any such litigation or proceeding against it or against any such controlling person of which it may be advised in connection with the offer, and/or sale of any of securities of the Company.

9. Termination. This Agreement may be terminated:

         (a) in the event the Shares are not sold as provided in Paragraphs 2 and 5, at any time prior to the Closing Date by the Underwriter by written notice to the Company if, in the sole discretion of the Underwriter, it is impracticable to offer for sale, the Shares by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, flood, accident, loan foreclosure, borrowings, litigation, or other calamity, which in the opinion of the Underwriter substantially affects the value of the property of the Company or materially interferes with the operation of the business of the Company, (ii) trading in securities on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the National Association of Securities Dealers Automated Quotation System, the Over-the-Counter Bulletin Board, or the over-the-counter market, having been suspended or limited or minimum prices having been established on such Exchange or NASDAQ or Bulletin Board; (iii) a banking moratorium having been declared by either federal or state authorities; (iv) an outbreak of major hostilities or other national or international calamity having occurred; (v) any action having taken by any government in respect of its monetary affairs which, in the opinion of the Underwriter, has a material adverse effect on the securities markets of the United States;
                  (vi) the Underwriter believes no favorable public market exists for the sale of Shares, or (vii) misstatement, misrepresentations of the Company; (viii) failure by the Company to perform any act required by this Agreement; (ix) or the Shares are not listed on NASDAQ or the Electronic OTC Bulletin Board or the

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


                  Over-the-Counter Bulletin Board Exchange.

         If this Agreement shall be terminated pursuant to paragraph 7 or this paragraph 9, or if the purchase provided for herein is not consummated because any conditions to the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all of its obligations under this Agreement, the Company shall not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall remain liable to the extent provided in paragraphs 6,7, and 8 herein. Where termination occurs pursuant to clauses (i) through (ix) of this paragraph, the Company will pay all accountable out-of-pocket expenses not to exceed $52,500 incurred by the Underwriter in contemplation of the performance by it of its obligations hereunder, including fees and disbursements of counsel for the Underwriter, and printing and traveling expenses of the Underwriter, "due diligence investigation" costs of the Underwriter, and any and all other expenses incurred by the Underwriter in connection with its preparation of the proposed public offering of Shares herein. Any notice under this paragraph 9 may be given by telephone, telefacsimile transmission, electronic or digital format but shall be subsequently confirmed by letter.

10.      Miscellaneous.

         (a) The Company and the Underwriter know of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of their officers, directors, or employees, for which the Underwriter and/or Company may be responsible except as disclosed in the prospectus, and agree to indemnify and hold each other harmless from any claims for any services of such nature arising from any act of the Underwriter and the Company and their officers, directors, and employees, unless otherwise disclosed herein.

         (b) The Underwriter represents and warrants that it is registered as a broker/dealer pursuant to the provisions of the Securities and Exchange Act of 1934 ,is a member in good standing of the National Association of Securities Dealers, Inc., and is duly registered as a broker/dealer in each state listed on Exhibit A.

         (c) The Underwriter covenants and agrees to conduct the offering in a manner intended to be in compliance with the requirements of the Act and the Securities and Exchange Act of 1934 and the Rules and Regulations thereunder and to provide each offeree with a copy of the Prospectus during the course of the offering and prior to sale obtain acknowledgement or receipt of the Prospectus.

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


         (d) The Company agrees that immediately upon request of the Underwriter, it will give instructions to its transfer agent to issue the Shares in the names and denominations submitted to it by the Underwriter at its own expense. The Underwriter agrees, when funds in sufficient amount as required by this Agreement are in liquid form, to submit within 5 days thereafter, to the transfer Agent, a list of the names and addresses of the subscribers and the dominations of the certificates to be issued by them. The Transfer Agent shall be required by the Company to issue said certificates within 5 days after receipt of the aforesaid list from the Underwriter and the delivery of the certificates shall be made to the Underwriter within 5 days thereafter against receipt of payment as provided in this Agreement. Further, the Company agrees to pay all expenses for and in connection with the preparation and issuance of the stock certificates. The Company agrees that immediately upon the exercise of the Underwriter's Common Stock Purchase Warrant and the request of the Holder, it will give instructions to its transfer agent to issue the Common Stock underlying the Warrant and the Company will pay all expenses for and in connection with the preparation and issuance of common stock certificates.

11. Survival of Representations, Warranties and Agreements. The respective indemnities, agreements, representations, warranties, and other statements of the Company or the Underwriter or their respective officers, and directors as set forth in or made pursuant to this Agreement and the indemnity Agreements of the Company and the Underwriter contained herein, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter or any controlling person and/or affiliate thereof, and will survive termination of this Agreement and the delivery of any payment for the Shares and the Closing Date.

12. Benefits. This Agreement has been made solely for the benefit of and shall be binding upon the Underwriter, the Company, and the extent expressed, any person controlling the Company or the Underwriter and the officers, directors of the Company, and their respective legal representative, successors and assigns, all as and to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "legal representatives, successors, and assigns" shall not include any purchaser of any of the Shares from the Underwriter merely because of such purchase.

13. Washington Law/Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between the Company or the Underwriter (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, consultants, professional advisors, accountants, attorneys, or agents, of the Underwriter or Company, or any broker, underwriter, select dealer, selling agent of the offering of Shares herein), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/ar conversion shall be

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


         settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Revised Code of Washington, Chapter 7.04. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue shall lie in the County of Spokane, Spokane, Washington. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

14. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

         If to the Company, its officers, directors, or shareholders to:

                           Fred Boethling, President
                           2305 Canyon Boulevard, Suite 103
                           Boulder, CO 80302

                                    and to:

                           David Dean, Esq.
                           Rider Bennett Egan & Arundel, LLP
                           2000 Metropolitan Centre
                           333 South Seventh Street
                           Minneapolis, MN 55402

         If to the Underwriter to:

                           William F. Ross
                           300 North Argonne Road
                           Suite 202
                           Spokane, Washington  99212

                                    and to:

                           Charles A. Cleveland
                           Suite 304/ Rock Pointe Center
                           North 1212 Washington
                           Spokane, Washington 99201-2401

15. Waiver. By it's signature below, the Company agrees to immediately provide to the Underwriter and its counsel, copies of any disclosures, communications, or correspondence, by its Counsel or auditors for the Company alleging any untrue statements of a material fact contained in the Registration Statement, any post-effective

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


         amendment thereto, any Blue Sky application, the Prospectus, or any filings with any State "Blue Sky" agency or the U.S. Securities and Exchange Commission as the case may be, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or preliminary prospectus (as amended or as supplemented thereof) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentations, or potential material violations of accounting standards or State or Federal corporate governance provisions. If the Sarbanes-Oxley Act and attendant releases are applicable to the Company, it agrees to furnish you with copies of any information supplied by an attorney pursuant to sections 307(1) or 307(2) of SOA.

16. Compliance With Miscellaneous Regulations. By it's signature below, to the extent applicable to its business, the Company represents and warrants that it has established appropriate and applicable programs, practices, and guidelines in compliance with rules and regulations of the Office of Foreign Assets Control, United States Treasury Department, including prohibition against trading with certain identified terrorist organizations.

         If the foregoing correctly states and sets forth in full the agreement between us, please indicate by signing this letter in the space provided below for that purpose. The within Agreement may executed simultaneously in two or more counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the some instrument and shall be valid and binding between us,

Yours Truly,

CAPSOURCE FINANCIAL, INC.

By: ________________________

Its: ________________________



AGREED AND ACCEPTED:

PUBLIC SECURITIES, INC.

By:
         _______________________________________
         William F. Ross, President                Dated:


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


                                    EXHIBIT A

Washington

Arizona

California

New York

Minnesota

New Jersey

District of Columbia

Nevada

Texas

Illinois

Massachusetts

Georgia

Colorado


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


                                   EXHIBIT"B"














































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